EXHIBIT 7
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                           CERTIFICATE OF ELIMINATION
                                       OF
                           UNITED ROAD SERVICES, INC.

         The undersigned, the Chief Executive Officer of United Road Services, Inc., a corporation organized under the laws of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

         1.       The name of the Corporation is "United Road Services, Inc."

         2. Pursuant to the Amended and Restated Certificate of Incorporation of the Corporation (the "CERTIFICATE OF INCORPORATION") filed with the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") on February 23, 1998, as amended by the Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State on May 4, 2000, the board of directors of the Corporation (the "BOARD OF DIRECTORS") is authorized to fix by resolution or resolutions the number of shares of any series of preferred stock and to determine or alter the designations, powers, preferences, and rights, and the qualifications, limitations, and restrictions upon any wholly unissued series of preferred stock.

         3. The Corporation filed a Certificate of Powers, Designations, Preferences and Rights (the "CERTIFICATE OF DESIGNATION") with the Secretary of State on July 20, 2000, authorizing the issuance and fixing the designations, powers, preferences, and rights, and the qualifications, limitations, and restrictions upon a total of 662,119.13 shares of the Series A Participating Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "SERIES A PREFERRED STOCK").

         4. The Corporation filed a Certificate of Correction of the Certificate of Designation (the "CERTIFICATE OF CORRECTION") with the Secretary of State on July 21, 2000, correcting a provision of the Certificate of Designation.

         5. Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors adopted the following resolutions at a special meeting on June 16, 2003, effectively eliminating from the Certificate of Incorporation all matters set forth in the Certificate of Incorporation with respect to the Series A Preferred Stock as of the Effective Date (as defined below):

                  RESOLVED, that, effective upon the closing (the "CLOSING") of the Exchange Agreements to be executed by the Corporation and each of (i) CFE, Inc. and (ii) Blue Truck Acquisition, LLC and KPS Management, LLC, none of the authorized shares of the Series A Participating Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "SERIES A PREFERRED STOCK") shall remain outstanding; and it is hereby

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                  RESOLVED, that the Corporation shall not issue any shares of
Series A Preferred Stock subject to the Certificate of Designation relating to the Series A Preferred Stock previously filed with the Secretary of State; and it is hereby

                  RESOLVED, that, effective upon the Closing, all matters with respect to the Series A Preferred Stock shall be eliminated from the Certificate of Incorporation; and it is hereby

                  RESOLVED, that the officers of the Corporation are hereby authorized and requested to execute, acknowledge and file, or cause to be executed, acknowledged and filed, on behalf of the Corporation any and all such documents as may be required by law, or to perform other such acts as such officers may deem necessary or desirable, in order to effectuate and carry out the purposes and intent of the foregoing resolutions.

         6.       Each of the foregoing resolutions was duly adopted pursuant to
                  Section 141 of the DGCL.

         7. This Certificate of Elimination is duly executed, acknowledged and filed pursuant Section 103 of the DGCL and shall be effective as of the date (the "EFFECTIVE DATE") that this Certificate of Elimination is filed with the Secretary of State.

                            [Signature page follows]

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         THE UNDERSIGNED, hereby executes this Certificate of Elimination on this __ day of June, 2003.




                                   By:  /s/ Michael A. Wysocki
                                        ---------------------------------------
                                        Michael A. Wysocki
                                        Chief Executive Officer of
                                        United Road Services, Inc.